UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

1.01 Entry into a Material Definitive Agreement

mPhase Technologies, Inc. has amended its Convertible Note with J Fife and received $300,000 in cash proceeds on September 14, 2011 in connection with a new Convertible Note financing.

Exhibit 99.1:	Forbearance Agreement
Exhibit 99.2:	Securities Purchase Agreement
Exhibit 99.3:	Officer's Certificate
Exhibit 99.4:	Confession of Judgment 1
Exhibit 99.5:	Confession of Judgment 2
Exhibit 99.6:	Registration Rights Agreement
Exhibit 99.7:	Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: September 16, 2011